Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports August 2018
Operational Performance

CHICAGO, September 10, 2018 - United Airlines (UAL) today reported August 2018 operational results.
UAL’s August 2018 consolidated traffic (revenue passenger miles) increased 7.8 percent and consolidated capacity (available seat miles) increased 5.4 percent versus August 2017. UAL’s August 2018 consolidated load factor increased 2.0 points compared to August 2017.

August Highlights

•
Announced several new international routes including year-round nonstop service between Washington Dulles and Tel Aviv, daily, year-round service between San Francisco and Amsterdam, and nonstop seasonal summer service between Newark/New York and Naples, Italy and Newark/New York and Prague, all subject to government approval.

•	Finished in the top-tier among largest competitors in on-time departure and completion performance.

•	As part of a previously announced $8 million commitment, announced a $1 million grant to the San Francisco Immigrant Legal & Education Network.

•	United’s MileagePlus loyalty program awarded Favorite Frequent-Flyer program at the annual Trazee Awards.

•	Debuted United Corporate Preferred, the industry's newest corporate travel program designed to offer top travel benefits to the airline's most loyal business customers.

About United
United Airlines and United Express operate approximately 4,600 flights a day to 357 airports across five continents. In 2017, United and United Express operated more than 1.6 million flights carrying more than 148 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 757 mainline aircraft and the airline's United Express carriers operate 551 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 193 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United's parent, United Continental Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

United Reports August 2018 Operational Performance / Page 2

Preliminary Operational Results

	August			Year-to-Date
	2018	2017	Change	2018	2017	Change
REVENUE PASSENGER MILES (000)
Domestic	12,627,585	11,474,838	10.0%	88,811,891	82,810,385	7.2%
Mainline	10,440,562	9,667,919	8.0%	72,636,506	68,304,971	6.3%
Regional	2,187,023	1,806,919	21.0%	16,175,385	14,505,414	11.5%
International	9,366,097	8,920,114	5.0%	65,978,504	63,065,426	4.6%
Atlantic	4,429,314	4,033,026	9.8%	27,101,443	24,381,385	11.2%
Pacific	3,071,430	3,137,243	(2.1)%	23,203,686	23,035,961	0.7%
Latin	1,865,353	1,749,845	6.6%	15,673,375	15,648,080	0.2%
Mainline	1,785,720	1,685,704	5.9%	15,052,808	15,060,517	(0.1)%
Regional	79,633	64,141	24.2%	620,567	587,563	5.6%
Consolidated	21,993,682	20,394,952	7.8%	154,790,395	145,875,811	6.1%

AVAILABLE SEAT MILES (000)
Domestic	14,433,343	13,443,106	7.4%	103,008,109	96,757,336	6.5%
Mainline	11,847,956	11,217,255	5.6%	83,638,823	79,119,993	5.7%
Regional	2,585,387	2,225,851	16.2%	19,369,286	17,637,343	9.8%
International	10,768,676	10,459,670	3.0%	80,631,828	79,185,424	1.8%
Atlantic	4,978,684	4,801,308	3.7%	33,244,915	31,928,945	4.1%
Pacific	3,587,632	3,628,052	(1.1)%	28,845,116	28,569,999	1.0%
Latin	2,202,360	2,030,310	8.5%	18,541,797	18,686,480	(0.8)%
Mainline	2,099,721	1,954,655	7.4%	17,724,170	17,884,020	(0.9)%
Regional	102,639	75,655	35.7%	817,627	802,460	1.9%
Consolidated	25,202,019	23,902,776	5.4%	183,639,937	175,942,760	4.4%

PASSENGER LOAD FACTOR
Domestic	87.5%	85.4%	2.1 pts	86.2%	85.6%	0.6 pts
Mainline	88.1%	86.2%	1.9 pts	86.8%	86.3%	0.5 pts
Regional	84.6%	81.2%	3.4 pts	83.5%	82.2%	1.3 pts
International	87.0%	85.3%	1.7 pts	81.8%	79.6%	2.2 pts
Atlantic	89.0%	84.0%	5.0 pts	81.5%	76.4%	5.1 pts
Pacific	85.6%	86.5%	(0.9) pts	80.4%	80.6%	(0.2) pts
Latin	84.7%	86.2%	(1.5) pts	84.5%	83.7%	0.8 pts
Mainline	85.0%	86.2%	(1.2) pts	84.9%	84.2%	0.7 pts
Regional	77.6%	84.8%	(7.2) pts	75.9%	73.2%	2.7 pts
Consolidated	87.3%	85.3%	2.0 pts	84.3%	82.9%	1.4 pts

ONBOARD PASSENGERS (000)
Mainline	10,821	10,071	7.4%	76,321	72,630	5.1%
Regional	4,002	3,386	18.2%	29,475	26,371	11.8%
Consolidated	14,823	13,457	10.2%	105,796	99,001	6.9%

CARGO REVENUE TON MILES (000)
Total	279,627	270,465	3.4%	2,245,419	2,124,940	5.7%

OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	59.9%	63.0%	(3.1) pts
Mainline Completion Factor	98.8%	95.9%	2.9 pts

1Based on mainline scheduled flights departing by or before scheduled departure time
Note: See Part II, Item 6, Selected Financial Data, of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the definitions of these statistics

United Reports August 2018 Operational Performance / Page 3

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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